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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                Date of report (Date of earliest event reported):
                      November 7, 2002 (October 28, 2002)


                            INKSURE TECHNOLOGIES INC.
               (Exact Name of Registrant as Specified in Charter)


          NEVADA                     0-24431                   84-1417774
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(State or Other Jurisdiction     (Commission File           (I.R.S. Employer
     of Incorporation)                Number)              Identification No.)


         9 West Railroad Avenue, Tenafly, NJ                  07670
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       (Address of Principal Executive Offices)             (Zip Code)

       Registrant's telephone number, including area code: (201) 894-9961

                                 Lil Marc, Inc.
                                830 Third Avenue
                            New York, New York 10017
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         (Former Name or Former Address, if Changed Since Last Report.)


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                     ITEM 1. CHANGE OF CONTROL OF REGISTRANT

On October 28, 2002, Lil Marc, Inc. (now renamed InkSure Technologies Inc.)(the "Company"), a Nevada corporation, LILM Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("LILM Acquisition"), and InkSure Technologies Inc. (now renamed IST Operating, Inc.)("InkSure Delaware"), a Delaware corporation, consummated a merger (the "Merger") pursuant to the Agreement and Plan of Merger, dated as of July 5, 2002 (the "Merger Agreement"), among the Company, LILM Acquisition and InkSure Delaware. Pursuant to the Merger Agreement, LILM Acquisition merged with and into InkSure Delaware. InkSure Delaware was the surviving corporation in the Merger and became a wholly-owned subsidiary of the Company.

Pursuant to the Merger Agreement, each share of InkSure Delaware common stock outstanding immediately prior to the effective time of the Merger was converted into the right to receive 1 share of the Company's common stock. The total number of issued and outstanding shares of the Company's common stock was approximately 11,982,166 immediately after giving effect to the Merger and a reverse split that was consummated in October 23, 2002.

As a result of the Merger, the former stockholders of InkSure Delaware held, immediately after the Merger, approximately 88.0% of the issued and outstanding shares of the Company's common stock; the remaining 12.0% of the issued and outstanding shares of the Company's common stock were held by the stockholders who held the Company's common stock immediately before the Merger became effective. On a fully-diluted basis, the former holders of securities of InkSure Delaware held, immediately after the Merger, approximately 90.5% of the shares of the Company's common stock.

Pursuant to the Merger Agreement, all outstanding options and warrants (referred to in this paragraph as "exchanged options and warrants") to purchase shares of InkSure Delaware common stock are being exchanged or converted into options and warrants to purchase shares of the Company's common stock on the same terms and conditions as were in effect prior to the effective time of the Merger. The options and warrants issued with respect to such exchanged options and warrants are exercisable for such number of shares of the Company's common stock equal to the number of whole shares of InkSure Delaware common stock subject to each such exchanged option or warrant immediately prior to the effective time of the Merger. The per share exercise price of option and warrants issued by the Company with respect to the exchanged options and warrants remains unchanged from the per share exercise price of the exchanged options and warrants.

On October 28, 2002, the Company also filed an amendment of its Articles of Incorporation to: change the Company's name to InkSure Technologies Inc.; amend the description of its corporate purpose to a general corporate purpose; increase the number of authorized shares of capital stock from five million (5,000,000) shares to forty-five million (45,000,000) shares consisting of thirty-five million (35,000,000) shares of common stock and ten million (10,000,000) shares of preferred stock; and increase the maximum size of the board of directors of the Company (the "Board") to eight. Effective on October 30, 2002, the OTC Bulletin Board stock symbol for the Company's common stock was changed to "INKS."

Pursuant to the terms of the Merger Agreement, on October 28, 2002, Keith Rosenbloom and Joseph P. Wynne resigned from the Board and from their positions as officers of the Company. The Board was increased in size to eight members, and Lee Provow, Elie Housman, Yaron Meerfeld, James Lineberger, Ezra Harel, and Albert Attias were elected to serve on the Board. These six members of the Board had also served as the members of the InkSure Delaware board of directors prior to the Merger. InkSure Delaware and certain of its stockholders have agreed to cause the Board of Directors to consist of eight members, of which one shall be designated by Commonwealth Associates, L.P. and two shall be designated by a majority of subscribers in a private placement consummated by InkSure Delaware prior to the Merger. Pursuant to a voting agreement, ICTS-USA, Inc. and ICTS Information Systems, BV have agreed to vote their shares in favor of a director designated by El-Ad Ink LLC so long as El-Ad Ink LLC holds at least 8% of the Company's outstanding capital stock. The following persons were appointed to serve as officers of the Company immediately after the effective time of the
Merger: Elie Housman as Chairman of the Board, Yaron Meerfeld as Chief Executive Officer; and Eyal Bigon as Chief Financial Officer, Secretary, and Treasurer.

A copy of the press release of the Company with respect to the Merger and the reverse split of the Company's common stock is included herein as Exhibit 99.3. The information contained in the Merger Agreement (as previously filed as Exhibit A to the Company's Information Statement on Schedule 14C, filed with the Commission on October 8, 2002) and the press release is incorporated by reference herein and the foregoing description of the Merger Agreement and the Merger is qualified in its entirety by reference to such exhibits.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

As a result of the Merger, the Company acquired all of the outstanding shares of InkSure Delaware capital stock. For accounting purposes, the acquisition has been treated as the acquisition of the Company by InkSure Delaware with InkSure Delaware as the acquiror. The historical financial statements of InkSure Delaware prior to October 28, 2002 will be those of the Company.

In March 2002, management of InkSure Delaware was seeking additional equity funding in order to fully implement its business and marketing plan for the expansion of their business. Elie Housman, Chairman of InkSure Delaware, commenced discussions with Carl Kleidman, Managing Director of Commonwealth Associates, L.P. (the "Placement Agent"), an affiliate of ComVest Capital Partners, LLC ("ComVest"), the majority stockholder of the Company, regarding a private placement and the Merger. In March 2002, the Placement Agent entered into a letter of intent to act as the placement agent in connection with a private placement for InkSure Delaware (the "Private Placement"). As a condition to the closing of the Private Placement financing, InkSure Delaware agreed that it would merge with and into a newly formed wholly owned subsidiary of the Company so that the Company would be the surviving corporation. The exchange ratio for conversion of shares of InkSure Delaware common stock into shares of the Company's common stock was determined by the Company and InkSure Delaware through such negotiations. Definitive agreements relating to the Private Placement were executed by the relevant parties on May 17, 2002.

Prior to the effective time of the Merger, ComVest Capital Partners, LLC ("ComVest") owned approximately 82.2% of the Company's Common Stock. Michael S. Falk, Keith Rosenbloom and Robert Priddy are managers and principal members of ComVest. Michael S. Falk is Chairman and Chief Executive Officer of the Placement Agent. Keith Rosenbloom and Robert Priddy are directors of Commonwealth Management Company, which is the general partner of the Placement Agent.

The Company intends to continue to the business of InkSure Delaware and its subsidiaries. InkSure Delaware, which develops, markets and sells customized authentication systems designed to enhance the security of documents and branded products, operates within the "authentication industry," an industry that includes a variety of firms providing technologies and services designed to prevent the counterfeiting and diversion of valuable documents and products. In this context, "counterfeit items" are imitation items that are offered as genuine with the intent to deceive or defraud. "Diversion" (also termed "parallel trading" or "gray market commerce") is the selling of goods (often genuine goods) in a geographic market where both wholesale and retail prices are high while falsely purchasing them for another market where wholesale prices are lower, thus taking advantage of the price difference between the two markets. The Company's Information Statement on Schedule 14C contains additional information about InkSure Delaware's business.

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ITEM 5.  OTHER EVENTS

Eli Rozen, Chairman and principal stockholder of Supercom Ltd., and Avi Schechter, Chief Executive Officer of Supercom Ltd., had served as directors of InkSure Delaware, and were to become directors of the Company pursuant to the terms of the Merger Agreement, until their resignation in connection with the sale by Supercom Ltd. of 3,075,676 shares of common stock of InkSure Delaware to ICTS-USA, Inc. prior to the Merger. The resignation of Messrs. Rozen and Schechter was a condition to the closing of the sale by Supercom Ltd. Supercom Ltd ceased to own any shares of common stock of InkSure Delaware as a result of this sale; accordingly, Supercom Ltd. did not obtain any shares of the Company's common stock in connection with the Merger. ICTS-USA, Inc. and ICTS Information Systems, B.V., beneficially own approximately 34.7% of the Company's common stock and are wholly-owned subsidiaries of ICTS International, N.V. Ezra Harel, one of the Company's directors, directly and indirectly owns a majority of the outstanding equity securities of ICTS International, N.V. Mr. Harel may, accordingly, be deemed to beneficially own the shares owned by the ICTS entities.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Business Acquired.

Audited financial statements of InkSure Delaware (formerly named InkSure Technologies Inc.) for the fiscal years ended December 31, 2001 and 2000 and unaudited consolidated financial statements for InkSure Delaware for the six-month period ended June 30, 2002 are attached as an exhibit.

(b) Pro Forma Financial Information.

An unaudited pro forma balance sheet giving effect to the Merger as of June 30, 2002 and unaudited pro forma statements of income for the fiscal year ended December 31, 2001 and for the six-month period ended June 30, 2002 are attached as an exhibit.


(c) Exhibits.

2.1 Agreement and Plan of Merger, dated July 5, among the Company, LILM Acquisition, and InkSure Delaware (Incorporated by reference to the Company's Information Statement on Schedule 14C, filed with the Commission on October 8, 2002).

3.1 Certificate of Change in Number of Authorized Shares of Class and Series of the Company (formerly named Lil Marc, Inc.).

3.2 Certificate of Amendment of Articles of Incorporation of the Company (formerly named Lil Marc, Inc.).

99.1 Audited financial statements of InkSure Delaware (formerly named InkSure Technologies Inc.) for the fiscal years ended December 31, 2001 and 2000, and unaudited consolidated financial statements for InkSure Delaware for the six-month period ended June 30, 2002 (Incorporated by reference to the Company's Information Statement on Schedule 14C, filed with the Commission on October 8, 2002).

99.2 Unaudited pro forma balance sheet giving effect to the Merger as of June 30, 2002 and unaudited pro forma statements of income for the fiscal year ended December 31, 2001 and for the six-month period ended June 30, 2002.

99.3     Press Release dated November 7, 2002.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INKSURE TECHNOLOGIES INC.

Date: November 7, 2002             By:   /s/ Yaron Meerfeld
                                       -----------------------------------------
                                   Name:   Yaron Meerfeld
                                   Title:  Chief Executive Officer

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                                  EXHIBIT INDEX


Exhibit No.                   Description
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2.1      Agreement and Plan of Merger, dated July 5, among the Company, LILM
         Acquisition, and InkSure Delaware (Incorporated by reference to the Company's Information Statement on Schedule 14C, filed with the Commission on October 8, 2002).

3.1 Certificate of Change in Number of Authorized Shares of Class and Series of the Company (formerly named Lil Marc, Inc.).

3.2 Certificate of Amendment of Articles of Incorporation of the Company (formerly named Lil Marc, Inc.).

99.1 Audited financial statements of InkSure Delaware (formerly named InkSure Technologies Inc.) for the fiscal years ended December 31, 2001 and 2000, and unaudited consolidated financial statements for InkSure Delaware for the six-month period ended June 30, 2002 (Incorporated by reference to the Company's Information Statement on Schedule 14C, filed with the Commission on October 8, 2002).

99.2 Unaudited pro forma balance sheet giving effect to the Merger as of June 30, 2002 and unaudited pro forma statements of income for the fiscal year ended December 31, 2001 and for the six-month period ended June 30, 2002.

99.3     Press Release dated November 7, 2002.